UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2007

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (864) 941-8200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 21, 2007, Community Capital Corporation (the "Company") issued a news release announcing that its board of directors authorized up to $2.2 million to be allocated towards the Company's repurchase of shares of the Company's common stock in private or open-market purchases, including block transactions. The news release is attached as Exhibit 99.1 to this report and is incorporated by reference. The amount and timing of such repurchases would be based on various factors, such as management's assessment of the Company's capital structure and liquidity, the market price of the Company's common stock compared to management's assessment of the stock's underlying value, and applicable regulatory, legal and accounting factors. The Company also announced that it canceled all stock repurchase authorizations under previously announced plans or programs.

Certain of the statements contained in this report on Form 8-K that are not historical facts are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forwarding-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

Factors which could cause actual results to differ from expectations include, among other things: (1) the challenges, costs and complications associated with the continued development of our branches; (2) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond the control of us; (3) our dependence on senior management; (4) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (5) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (6) changes in deposit rates, the net interest margin, and funding sources; (7) inflation, interest rate, and market fluctuations; (8) risks inherent in making loans including repayment risks and value of collateral; (9) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (10) fluctuations in consumer spending and saving habits; (11) the demand for our products and services; (12) technological changes; (13) the challenges and uncertainties in the implementation of our expansion and development strategies; (14) the ability to increase market share; (15) the adequacy of expense projections and estimates of impairment loss; (16) the impact of changes in accounting policies by the Securities and Exchange Commission; (17) unanticipated regulatory or judicial proceedings; (18) the potential negative effects of future legislation affecting financial institutions (including without limitation laws concerning taxes, banking, securities, and insurance); (19) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (20) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; (21) the impact on our business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; (22) other factors described in this report and in other reports filed by the company with the Securities and Exchange Commission; and (23) our success at managing the risks involved in the foregoing.

Item 9.01. Financial Statements and Exhibits.

(a) - (b) Not applicable.

(c) Exhibits.

Exhibit 99.1 - News Release dated June 21, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Capital Corporation (Registrant)
June 21, 2007 (Date)	/s/ R. WESLEY BREWER R. Wesley Brewer Chief Financial Officer, Executive Vice President

Exhibit Index
99.1	Press release dated June 21, 2007